SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
March 10, 2010
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 10, 2010, Environmental Tectonics Corporation (“ETC” or the “Company”) entered into an agreement (“Stock Repurchase Agreement”) with H.F. Lenfest to repurchase and retire 1,000 shares of Series E Preferred Stock currently owned by Lenfest. The repurchase price is the stated price of $1,000.00 per share, or $1,000,000 in the aggregate. Following this repurchase, Lenfest will hold 22,741 shares of Series E Preferred Stock. The Series E Preferred Stock provides for a dividend equal to ten percent (10%) per year and is convertible into shares of the Company’s common stock at a conversion price equal to $2.00 per common share.
     Lenfest is a member of ETC’s Board of Directors and a significant shareholder of the Company. As Lenfest is a related party, as defined by SEC regulations, ETC’s Audit Committee comprised of independent directors approved the terms and conditions of the Stock Repurchase Agreement.
Incorporation by Reference
     The foregoing description of the Stock Repurchase Agreement is qualified in its entirety by reference to such Agreement. A copy of the Stock Repurchase Agreement is filed as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is filed herewith:
10.1	Stock Repurchase Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: March 16, 2010	By:	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer